March 13, 1997



Mr. Jeffrey Keierleber
Decade Companies
Suite 140
250 North Patrick Boulevard
Brookfield, WI 53045

     Re:  Offer and Settlement Agreement

Dear Mr. Keierleber:

     1. We hereby confirm our offer to facilitate sales as a broker-dealer to you of limited partnership interests ("Interests") in Decade Companies Income Properties--A Limited Partnership ("DCIP") held by Arnold K. Leas ("Leas"), Affiliates (as defined below) of Leas, clients of Wellington Investment Services Corp. and holders who affirmatively voted for a change in general partner in the recently terminated Wellington proxy solicitation and who did not revoke such consent (collectively "Wellington Clients"). We will deliver a list of those persons to you within 10 days subject to the conditions in this letter. The price to you will be $605 for Interests received by you on or before April 14, 1997 and $592.50, net for Interests received on or before May 5, 1997. Wellington Investment Services Corp. intends to charge a 10% commission ($55) on each Interest delivered on or prior to April 14, 1997 and a $42.50 commission on each Interest delivered between April 15 and May 5, 1997, which is included in the net price. You agree to purchase and pay the purchase price and commission (totaling $605, net or $592.50, net as the case may be) for each Interest within 10 days of delivery of the properly executed instruments of assignment (attached hereto), for all Interests delivered until May 5, 1997. In making this arrangement, Leas and Wellington Investment Services Corp. agree to comply with all federal and state securities laws. We will advise you by 9:00 a.m. on each Friday between the date hereof and May 5, 1997 of the number of Interests available for your purchase.

     2. Wellington Investment Services Corp. agrees to offer the Interests as a broker-dealer in the ordinary course and represents and covenants that it will only acquire the right to offer the Interests in a series of isolated transactions and by means that do not constitute "general solicitation" or a "tender offer," as the terms are understood under Section 14 of the Securities Exchange Act of 1934, as amended, or comparable laws of any state in which such transactions of the offer thereof occurs.

     3. For the mutual promises herein and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, I and Wellington Management Corporation hereby agree that for a period of ten years from the date hereof, neither we nor any Affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of ours (regardless of whether such person or entity is an Affiliate on the date hereof) will (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities (including partnership interests) or direct or indirect rights or options to acquire any securities of any Decade sponsored entity or an Affiliate of either Decade Companies or you, even if formed hereafter (collectively hereafter "Decade Entity"), (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of any Decade Entity, (c) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), with respect to any voting securities of any Decade Entity, or (d) otherwise act, alone or in concert with others, to seek to control or influence the management, the general partner or policies of any Decade Entity. We acknowledge that you would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and, therefore, agree that you shall be entitled, at your sole choice, to specific performance or injunction or any or all other equitable remedies in addition to any other remedy to which you may be entitled, at law or in equity. You and any Decade Entity agree that for a period of ten years from the date hereof you or any Decade Entity will not (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities (including partnership interests) or direct or indirect rights or options to acquire any securities of any Wellington sponsored entity or Affiliate of ours ("Wellington Entity"); (b) make, or in any way participate, directly or indirectly, in any solicitation of proxies (as earlier defined) or seek to advise or influence any person or entity with respect to the voting of any securities of a Wellington Entity; (c) form, join, or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of any Wellington Entity; or (d) otherwise act, alone or in concert with others, to seek to control or influence the management, the general partner, board or policies of any Wellington Entity. You acknowledge that we would not have adequate remedy at law for money damages in the event this covenant were not performed in accordance with its terms and, therefore, agree that we shall be entitled at our sole choice to specific performance or injunction, or any or all other equitable remedies in addition to any other remedy to which we may be entitled at law or in equity.

     4. We and you will each dismiss with prejudice the lawsuits listed in Schedule I hereto and direct our respective attorneys to file the attached stipulated motion and order for dismissal, and we and you hereby release and discharge each other (and each other's present and former directors, officers, employees, partners, predecessors, successors, assigns, subsidiaries and affiliates) from all manner of claims, actions, causes of action or suits, in law, or equity, which each of us now has or hereafter can, shall, or may have by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, including without limitation any claims arising out of, in connection with, or in any way related to, purchases or sales of, or attempts to purchase or sell, by anyone, securities of DCIP or any Decade Entity, excepting only any action, cause of action or suit arising by virtue of this Agreement.

     5. We hereby represent that we are terminating our DCIP proxy contest and will properly comply with all laws in completing the proxy contest.

     6.   We hereby represent and warrant that:

          (a) We are duly authorized to offer the Interests held by Wellington Clients;

          (b) The Interests offered hereby represent all of the Interests held by Leas, Joe Griese, Bill Best, Mike Voss, or an Affiliate of Leas;

          (c) This offer is by means that do not give rise to a tender offer; and

          (d) We will not disparage you or a Decade Entity in connection with the offer herein or otherwise.

     7. You hereby represent and warrant that you will not disparage Leas or a Wellington Entity in connection with the offer or otherwise.

     8. We indemnify you for any damages (including reasonable attorneys fees and costs, claims, obligations, costs of defense, actual punitive or consequential, foreseen or unforeseen, known or unknown, damages, awards or judgments of any kind or nature) you or any Decade Entity shall incur under the securities laws in acquiring or offering the Interests from Wellington Clients arising from a violation of federal or state securities laws by Leas or Wellington Investment Services Corp. or from our offer being considered a tender offer.

     9. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

     10. We shall not send any letters concerning this offer to any DCIP limited partner unless reviewed and approved by our counsel, Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C.
and in such case only to a Wellington Client.

                                   Very truly yours,

                                   WELLINGTON MANAGEMENT
                                   CORPORATION and WELLINGTON
                                   ENTITIES



                                   By: /s/Arnold K. Leas
                                             President

                                   ARNOLD K. LEAS



                                   By: /s/Arnold K. Leas
                                             Arnold K. Leas

                                   WELLINGTON INVESTMENT SERVICES
                                   CORP.


                                   By: /s/Arnold K. Leas
                                             Arnold K. Leas

                                   WMC REALTY INC.


                                   By: /s/Arnold K. Leas
                                             Arnold K. Leas



Accepted and Agreed:

Jeffrey Keierleber


By: /s/Jeffrey Keierleber
    Individually and on behalf
    of Decade Entities


/s/Jeffrey Keierleber
Decade Companies Income Properties
By: Jeffrey Keierleber

/s/Jeffrey Keierleber
Decade Companies
By: Jeffrey Keierleber, General
    Partner